                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            DIGITAL MICROWAVE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 October 6, 1997


TO THE STOCKHOLDERS OF
DIGITAL MICROWAVE CORPORATION:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Digital Microwave Corporation (the "Company") on
November 5, 1997, at 11:00 a.m., local time, which will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California.

     The sole purpose of the Special Meeting is to approve the two-for-one stock split approved by the Company's Board of Directors on August 28, 1997, after careful consideration.

     You do not need to attend the Special Meeting. Whether or not you plan to attend, after reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Special Meeting, please notify the Secretary of the Company if you wish to vote in person and your proxy will not be voted.


                                        Sincerely yours,




                                        Charles D. Kissner
                                        CHAIRMAN OF THE BOARD, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER

                          DIGITAL MICROWAVE CORPORATION
                              170 Rose Orchard Way
                           San Jose, California 95134



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The Special Meeting of Stockholders of Digital Microwave Corporation (the "Company") will be held at the Company's executive offices located at 170 Rose Orchard Way, San Jose, California, on Wednesday, November 5, 1997, at 11:00 a.m, local time, to:

     1. Approve the amendment to Article IV of the Restated Certificate of Incorporation of the Company to (i) increase the total number of shares that the Corporation has authority to issue from 35,000,000 shares to 65,000,000 shares;
(ii) increase the number of shares of Common Stock authorized for issuance by the Company from 30,000,000 shares to 60,000,000 shares; and (iii) remove references to Series A and Series B Preferred Stock, none of which are outstanding;

     2. Approve the amendment to Article IV of the Restated Certificate of Incorporation of the Company to effect a two-for-one stock split of the Company's Common Stock; and

     3. Transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on September 26, 1997, will be entitled to notice of and to vote at the Special Meeting and at any continuation or adjournment thereof.

     All stockholders are cordially invited to attend the Special Meeting. In any event, to ensure your representation at the Special Meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Special Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Special Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Charles D. Kissner
                                        CHAIRMAN OF THE BOARD, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER

San Jose, California
October 6, 1997

                                 PROXY STATEMENT
                   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                          DIGITAL MICROWAVE CORPORATION

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Digital Microwave Corporation, a Delaware corporation ("DMC" or the "Company"), of proxies for the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 11:00 a.m., local time, on November 5, 1997, and any adjournment or postponement thereof. This Proxy Statement was first mailed to stockholders on or about October 6, 1997.

PURPOSE OF MEETING

          The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders. Each proposal is described in more detail in a subsequent section of this Proxy Statement.

VOTING

          Only holders of record of the Common Stock of the Company ("Common Stock") at the close of business on September 26, 1997, will be entitled to vote at the Special Meeting and any continuations or adjournments thereof. Each share entitles the holder to one vote on each matter to come before the Special Meeting. On September 26, 1997, there were __________ shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by ___ stockholders of record.

          If any stockholder is unable to attend the Special Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the DMC Board of Directors (the "Board of Directors" or the "Board"), and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Special Meeting.

          The presence at the Special Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the conduct of business. Shares represented by a duly executed and delivered proxy will be voted as directed by the stockholder on the reverse side of the proxy. If no direction is given, such shares will be voted FOR Proposal 1 and FOR Proposal 2, as more fully described in this Proxy Statement, and in accordance with the discretion of the persons named as proxies on any other matter properly coming before the meeting. Unless otherwise indicated, proxies marked "abstain" as to any matter will be treated as present for purposes of determining a quorum for the meeting, but will not be counted as voting on the matter as to which abstention is indicated. If a broker or other nominee indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have the same effect as votes against each of the proposals, and broker non-votes will have the same effect as votes against each of the proposals.

REVOCABILITY OF PROXIES

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

COST OF SOLICITATION

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited by Directors, officers and employees of the Company who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of August 29, 1997, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company; (ii) each of the Company's Directors; (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, determined for the Company's fiscal year ended March 31, 1997; and (iv) all Directors and executive officers as a group.



                                                                                     APPROXIMATE
                                                               SHARES                  PERCENT
                                                            BENEFICIALLY            BENEFICIALLY
NAME                                                          OWNED(1)                OWNED(2)
--------------------------------------------              ------------------      -----------------
Kopp Investment Advisors, Inc.                              2,380,793  (3)              12.55%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435

Charles D. Kissner                                            187,202  (4)               1.00%

Richard C. Alberding                                           15,000  (5)                   *

John W. Combs                                                  21,000  (6)                   *

Clifford H. Higgerson                                         296,590  (7)               1.56%

James D. Meindl                                                19,000  (8)                   *

Billy B. Oliver                                                22,500  (9)                   *

Frank Carretta, Jr.                                            47,500 (10)                   *

Jack Hillson                                                    2,000 (11)                   *

Paul A. Kennard                                                32,500 (12)                   *

Carl A. Thomsen                                                66,948 (13)                   *

All Directors and executive officers as a group (15 persons)  780,755 (14)               4.11%

------------------------

*   Less than 1%

(1) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable on or before October 28, 1997, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. On August, 29, 1997, there were 18,974,272 shares of the Company's Common Stock outstanding.
     Options granted to Directors under the Company's stock incentive plan are immediately excercisable; however, any shares purchased under such options are subject to repurchase by the Company, upon the Director's cessation of Board service prior to vesting in those shares. Such options vest, and the Company's repurchase rights lapse, annually over a period of three years commencing on the first anniversary of the grant date.

(3) Kopp Investment Advisors, Inc. filed a Schedule 13G, dated January 28, 1997, with the Securities and Exchange Commission on behalf of itself, Kopp Investment Advisors, Inc. Profit Sharing Plan, Kopp Family Foundation, LeRoy C. Kopp Individual Retirement

     Account and LeRoy C. Kopp (collectively, "Kopp"). Kopp reported shared dispositive power over 2,285,793 shares, sole dispositive power over 95,000 shares, sole voting power over 265,000 shares and shared voting power over 65,000 shares.

(4) Includes 187,202 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997. Also includes 200 shares held of record by a trust for the benefit of Mr. Kissner's children.

(5) Includes 12,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which 7,000 shares are subject to repurchase.

(6) Includes 21,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which all shares are subject to repurchase rights.

(7) Includes 32,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which 7,000 shares are subject to repurchase.

(8) Includes 19,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which 14,000 shares are subject to repurchase rights.

(9) Includes 17,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which 7,000 shares are subject to repurchase.

(10) Includes 17,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997.

(11) Includes 2,000 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997.

(12) Includes 32,500 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997.

(13) Includes 50,458 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997.

(14) See Footnotes (4) through (13). Includes 390,160 shares of Common Stock subject to options which are currently exercisable or will become exercisable on or before October 28, 1997, of which 56,000 shares are subject to repurchase rights.

                                   PROPOSAL 1:
                    AMENDMENT TO ARTICLE IV OF THE COMPANY'S
                    RESTATED CERTIFICATE OF INCORPORATION TO
             INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK
           AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO
           REMOVE REFERENCES TO SERIES A AND SERIES B PREFERRED STOCK

          The Company's stockholders are asked to act upon a proposal to approve an amendment to Article IV of the Company's Restated Certificate of Incorporation to (i) increase the total number of authorized shares of stock that the Company is authorized to issue from 35,000,000 shares to 65,000,000 shares; (ii) increase the number of authorized Common Stock from 30,000,000 shares to 60,000,000 shares; and (iii) remove references to Series A and Series B Preferred Stock, none of which are outstanding. In August 1997, the Board approved this amendment of the Restated Certificate of Incorporation in connection with the Board's approval of a two-for-one stock split (the "Stock Split"), which is discussed in Proposal 2. The Board directed that this proposal be submitted to the Company's stockholders for consideration.

          The following is the text of the first paragraph of Article IV, Section A, of the Restated Certificate of Incorporation, as proposed to be amended to effect the increase in the total number of authorized shares of stock and the number of authorized shares of Common Stock of the Company and to remove references to Series A and Series B Preferred Stock, none of which are outstanding:

          "This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this Corporation is authorized to issue is 65,000,000. Five million (5,000,000) shares shall be Preferred Stock, consisting of 200,000 shares designated Series A Junior Participating Preferred Stock, and sixty million (60,000,000) shares shall be Common Stock. The Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.0l per share."

          If both Proposal 1 and Proposal 2 are approved by the stockholders of the Company at the Special Meeting, the amendment to Article IV of the Restated Certificate of Incorporation would be effected on the soonest practicable date following the Special Meeting (the "Effective Date"), unless there is a determination by the Board of Directors that the Stock Split described in Proposal 2 is no longer in the best interests of the Company and its stockholders. The Board will make any such determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors. If the amendment is not effected, the Board of Directors will take action to abandon the amendment pursuant to
Section 242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE INCREASE IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK AND THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

          The proposed increase in the authorized number of shares of Common Stock is necessary to provide the Company with a sufficient number of shares to effect the Stock Split described in Proposal 2 and to provide the Company with flexibility for the future.

          As of August 29, 1997, the Company had 18,974,272 shares of Common Stock and no shares of Preferred Stock outstanding. In addition, as of the same date, approximately 2,822,375 shares of Common Stock were reserved for issuance as follows: Approximately 196,661 shares were reserved for issuance under the Digital Microwave Corporation 1984 Stock Option Plan; approximately 1,938,706 shares were reserved for issuance under the Digital Microwave Corporation 1994 Stock Incentive Plan; approximately 457,860 shares were reserved for issuance under the Digital Microwave Corporation 1996
Non-Officer Employee Stock Option Plan; and approximately 229,148 shares were reserved for issuance under the Digital Microwave Corporation 1996 Employee Stock Purchase Plan. Therefore, with only approximately 13,203,353 shares of authorized but unissued Common Stock remaining, the Company does not have a sufficient number of authorized but unissued shares of Common Stock necessary to implement the Stock Split unless the number of authorized shares of Common Stock is increased. Accordingly, the Board of Directors has determined that the Stock Split is contingent upon stockholder approval of the amendment to Article IV of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares.

          The increase in authorized shares of Common Stock will not affect the present ratio of authorized but unissued shares of Common Stock to issued shares of Common Stock, thus maintaining the same relative degree of flexibility for the Company in meeting future opportunities and requirements for issuing shares of Common Stock.

          Increasing the number of authorized shares of stock to a number that provides for a substantial number of additional authorized but unissued shares of stock is a common occurrence among publicly held companies. The authorized shares of Common Stock in excess of those outstanding after the Stock Split will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property, funding of product programs or businesses, issuance of securities convertible into Common Stock or other corporate purposes. The Board of Directors has no current plans to issue any shares of Common Stock for any such purposes, other than pursuant to the Stock Split proposal and pursuant to the Company's stock option and stock purchase plans, and does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company.

          The additional shares of Common Stock that would become available for issuance if the proposed amendment is adopted could also be used by the Company to delay, defer or prevent a change of control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. For example, in the event of a hostile attempt to take over control of the Company, the Company could issue additional shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as an anti-takeover device. The proposed amendment to Article IV of the Restated Certificate of Incorporation does not alter the Company's existing power to issue up to 5,000,000 shares of Preferred Stock.

          Each additional share of Common Stock authorized by the amendment to
Article IV of the Restated Certificate of Incorporation described in this Proposal would have the same rights and privileges as each share of Common Stock currently authorized or outstanding. Each new share of Common Stock authorized under this Proposal will include one right, which, when exercisable upon the occurrence of certain events, entitles the registered holder to certain rights under a Stockholders' Rights Agreement between the Company and the Manufacturers Hanover Trust Company of California, as Rights Agent, dated as of October 24, 1991, which could delay, defer or prevent an unsolicited proposal to change the control of the Company. The number of authorized shares of Preferred Stock would remain unchanged.

          The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be necessary for the approval of the amendment to Article IV of the Restated Certificate of Incorporation.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT
     TO ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
        INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK AND THE
           NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO REMOVE
              REFERENCES TO SERIES A AND SERIES B PREFERRED STOCK,
                         NONE OF WHICH ARE OUTSTANDING.

     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                   PROPOSAL 2:
                    AMENDMENT TO ARTICLE IV OF THE COMPANY'S
                RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
              TWO-FOR-ONE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

          The Company's stockholders are asked to act upon a proposal to approve the Board's action to amend the Company's Restated Certificate of Incorporation to effect a two-for-one stock split of the Company's Common Stock (the "Stock Split," as defined above). In August 1997, the Board of Directors approved the Stock Split and directed that this proposal to approve the amendment to
Article IV of the Restated Certificate of Incorporation to effect the Stock Split be submitted to the Company's stockholders for consideration.

          The following is the text of the second paragraph of Article IV, Section A, of the Restated Certificate of Incorporation of the Company, as proposed to be amended to effect the Stock Split as described in this Proposal:

          "Upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock of this Corporation issued and outstanding immediately prior to the Effective Time shall be changed and converted into two (2) shares of Common Stock of this Corporation."

          If this Proposal is approved by the stockholders of the Company at the Special Meeting, the Stock Split would be effected on the soonest practicable date following the Special Meeting (the "Effective Date," as defined above), unless there is a determination by the Board of Directors that the Stock
Split is no longer in the best interests of the Company and its stockholders.
 The Board will make any such determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors. If the amendment is not effected, the Board of Directors will take action to abandon the amendment pursuant to Section
242(c) of the Delaware General Corporation Law.

PURPOSES AND EFFECTS OF THE STOCK SPLIT

The Board of Directors has proposed the Stock Split because the Board believes that the Stock Split is in the best long-term and short-term interests of the Company and its stockholders as the increase in the number of outstanding shares of Common Stock and the lower market price per share resulting from the Stock Split is expected to broaden the market for and improve the marketability of the Common Stock and increase the number of stockholders of the Company. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, it is likely that the Stock Split would initially result in the market price of each share of Common Stock being approximately one-half of the price previously prevailing, and that the aggregate market price of all shares of Common Stock held by a particular stockholder should remain approximately the
same.   Stockholders should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares would be higher after the Stock Split on the same relative interest in the Company because that interest would be represented by a greater number of shares.

          The Common Stock is listed for trading on The Nasdaq Stock Market ("Nasdaq"). On the Record Date, the reported closing price of the Common Stock on Nasdaq was $______ per share.

          Proportionate voting rights and other rights of stockholders would not be altered by the Stock Split. In addition, the number of shares of Common Stock subject to outstanding options granted pursuant to the Company's employee and director stock option and stock purchase plans (collectively, the "Plans"), and the number of shares of Common Stock reserved for issuance under the Plans, would be doubled, and the exercise price of outstanding options would be divided by two.

          The proposed Stock Split would not change the stockholders' equity or interest in the Company, and the book value of the number of shares outstanding immediately after the applicable Stock Split would be equal to the book value of the number of shares outstanding immediately prior to the Stock Split. Since the $.01 par value of the Common Stock would not be changed following the Stock Split, an adjustment would be made in the stockholders' equity accounts of the Company to increase the Company's Common Stock at par value account by an amount equal to the par value of shares issued in the Stock Split and to make a corresponding reduction in the additional paid-in-capital account on the Company's balance sheet. Total stockholders' equity would thus remain unchanged.

          If the stockholders approve the proposed Stock Split, the Company will apply to Nasdaq for the listing of the additional shares that would be issued as a result of the Stock Split. Provided the listing application is approved by Nasdaq, the Stock Split would be accomplished by mailing to each stockholder of record as of the close of business on the Effective Date a certificate representing one additional share of Common Stock for each share of Common Stock held by the stockholder on that date.

          PRESENT CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES INDICATED AND WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. PRESENT CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR ITS TRANSFER AGENT IN CONNECTION WITH THE STOCK SPLIT.

TAX CONSEQUENCES

          Under existing United States federal income tax laws and regulations, the receipt of additional shares of the Company's Common Stock in the Stock Split will not constitute taxable income or gain or loss to stockholders; the cost or other tax basis of each share of Common Stock held by a stockholder immediately prior to the Stock Split will be divided equally between the corresponding number of shares held immediately after the split; and the holding period for each of the post-split shares will include the period for which the corresponding pre-split shares of the Company's Common Stock were held.

          The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a stockholder of additional shares of Common Stock resulting from the Stock Split. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the Common Stock after the Stock Split and transfer taxes, if any, may be somewhat higher than before the Stock Split, depending on the specific number of shares involved. Stockholders are urged to consult their own tax advisors.

          The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be necessary for the approval of the amendment to Article IV of the Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED
        AMENDMENT TO ARTICLE IV OF THE COMPANY'S RESTATED CERTIFICATE OF
               INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT.

     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                              STOCKHOLDER PROPOSALS

          The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be March 5, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER BUSINESS

          The Board of Directors is not aware of any other matter which may be presented for action at the Special Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Charles D. Kissner
                                        CHAIRMAN OF THE BOARD, PRESIDENT
                                        AND CHIEF EXECUTIVE OFFICER
Dated:  October 6, 1997

                         THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF DIGITAL MICROWAVE CORPORATION
                       FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON NOVEMBER 5, 1997

    The undersigned stockholder of DIGITAL MICROWAVE CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 6, 1997, and hereby appoints Charles D. Kissner, Carl A. Thomsen and Carol A. Goudey or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of DIGITAL MICROWAVE CORPORATION to be held on November 5, 1997 at 11:00 a.m., local time, at its executive offices located at 170 Rose Orchard Way, San Jose, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH BELOW, IN EACH CASE AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    1. PROPOSAL TO APPROVE THE AMENDMENT TO ARTICLE IV OF THE DIGITAL MICROWAVE CORPORATION RESTATED CERTIFICATE OF INCORPORATION TO (i) INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK TO 65,000,000; (ii) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 60,000,000; AND (iii) REMOVE REFERENCES TO SERIES A AND SERIES B PREFERRED STOCK, NONE OF WHICH ARE
OUTSTANDING:

         FOR            AGAINST             ABSTAIN
    -----          -----               -----

    2. PROPOSAL TO APPROVE THE AMENDMENT TO ARTICLE IV OF THE DIGITAL MICROWAVE CORPORATION RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A TWO-FOR-ONE STOCK SPLIT OF THE COMMON STOCK:

         FOR            AGAINST             ABSTAIN
    -----          -----               -----


                                       DATED:
                                             ---------------------------, 1997



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                                       Signature


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                                       Signature

                                       This Proxy should be marked, dated and
                                       signed by the stockholder(s) exactly as
                                       his or her name appears hereon, and
                                       returned promptly in the enclosed
                                       envelope.  Persons signing in a
                                       fiduciary capacity should so indicate.
                                       If shares are held by joint tenants or
                                       as community property, both should sign.